UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2021

(Date of earliest event reported)

RELIANCE GLOBAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, NJ	08701
(Address of principal executive offices)	(Zip Code)

732-380-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.086 par value per share	RELI	The Nasdaq Capital Market
SeriesA Warrants to purchase shares of common stock, par value $0.086 per share	RELIW	The Nasdaq Capital Market

Item 8.01	Other Event.

On February 8, 2021, Reliance Global Group, Inc. (NASDAQ: RELI) (“Reliance” or “Company”), a company engaged in the acquisition and management of insurance agencies in the United States, announced the pricing of an underwritten public offering of 1,800,000 shares of common stock and accompanying Series A warrants at a public offering price of $6.00 per share and accompanying Series A warrant for aggregate gross proceeds of $10,800,000 prior to deducting underwriting discounts, commissions, and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 270,000 shares and accompanying Series A warrants at the public offering price less the underwriting discounts and commissions. The offering is expected to close on February 11, 2021, subject to satisfaction of customary closing conditions.

The Company has received approval to list its common stock and Series A warrants on the Nasdaq Capital Market under the symbols “RELI” and “RELIW”, respectively, with trading expected to begin on February 9, 2021.

Kingswood Capital Markets, division of Benchmark Investments, Inc., is acting as sole book runner for the offering.

The United States Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on February 8, 2021. A final prospectus relating to this offering will be filed with the SEC. When available, copies of the final prospectus relating to this offering can be obtained at the SEC’s website at www.sec.gov or from Kingswood Capital Markets, division of Benchmark Investments Inc., 17 Battery Place, Suite 625, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002. Before investing in this offering, interested parties should read in their entirety the prospectus, which provides more information about the Company and such offering.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI) is moving forward with its goal to operate in the insurance sector through its insurance brokerage agencies and online insurance businesses, and potentially other sectors. RELI’s focus continues to be to grow the Company by pursuing an aggressive growth strategy of acquisition opportunities, including insurance agencies. Insurance agencies, as opposed to insurance carriers, bear no insurance risk. The Company is controlled by Reliance Global Holdings, LLC, a New York-based limited liability company, which is the owner and operator of numerous companies with core interests invested in real estate and insurance brokerage.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 8, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE GLOBAL GROUP, INC.

Dated: February 9, 2021	By:	/s/ Ezra Beyman
Ezra Beyman Chief Executive Officer